Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311	Fax: (518) 381-3668

Subsidiary:	Trustco Bank	Nasdaq -- TRST

Contact:	Robert Leonard
Executive Vice President
(518) 381-3693

FOR IMMEDIATE RELEASE:

TrustCo Announces Net Income Up 26.3%; Net Interest Income up 11.5%;
The Product of Strategic Vision and Effective Tactics

Executive Snapshot:

•	Financial results:
o	Key metrics for the third quarter 2025 compared to the third quarter of 2024:
■	Net income of $16.3 million, or $0.86 diluted earnings per share, increased 26.3% compared to $12.9 million, or $0.68 diluted earnings per share
■	Net interest margin of 2.79%, up 18 basis points from 2.61%
■	Return on Average Assets of 1.02%, up 21.4%
■	Return on Average Equity of 9.29%, up 20.0%
■	Net interest income of $43.1 million, up 11.5% from $38.7 million
■	Average loans were up $125.9 million
■	Average deposits were up $251.1 million

•	Capital position and Stock Repurchase Program:
o	Book value per share as of September 30, 2025 was $37.30, up from $35.19 as of September 30, 2024
o
467 thousand shares, or 2.5%, of TrustCo common stock were purchased under the stock repurchase program during 2025. We have an additional 533 thousand, or 2.8% of our outstanding shares, available for future repurchases under the stock repurchase program.

•	Continued Improvement in Credit Quality:
o	Nonperforming loans (NPLs) declined to $18.5 million as of September 30, 2025, from $19.4 million as of September 30, 2024, and continue to remain at low levels
o	NPLs to total loans decreased to 0.36% as of September 30, 2025 compared to 0.38% as of September 30, 2024
o	Nonperforming assets (NPAs) to total assets was reduced to 0.31% as of September 30, 2025 compared to 0.36% as of September 30, 2024

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Glenville, New York – October 21, 2025

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced strong financial results for the third quarter of 2025 highlighted by a substantial increase in net interest income, continued margin expansion, and sustained loan and deposit growth across key portfolios.  For the three months ended September 30, 2025, net interest income increased 11.5% year over year to $43.1 million, fueled by the continued repricing of the loan portfolio to higher yields and careful control of deposit costs, despite persistent competitive challenges.  For the three months ended September 30, 2025, net interest margin expanded to 2.79% from 2.61% in the prior year period, driven by enhanced asset yields and disciplined deposit pricing strategies.  This resulted in third quarter 2025 net income of $16.3 million or $0.86 diluted earnings per share, compared to net income of $12.9 million or $0.68 diluted earnings per share for the third quarter 2024; and net income of $45.6 million or $2.41 diluted earnings per share for the nine months ended September 30, 2025, compared to net income of $37.6 million or $1.97 diluted earnings per share for the nine months ended September 30, 2024.  Loan balances expanded throughout the quarter, with total average loans increasing $125.9 million or 2.5% for the third quarter 2025 over the same period in 2024.  Following a period of sustained growth, TrustCo remains confident in the quality of its loan portfolio amid broader market concerns.  Our continued focus on solid underwriting within our loan portfolio and conservative lending standards positions us to manage credit risk effectively in the current environment.

Overview

Chairman, President, and CEO, Robert J. McCormick said “Solid strategic vision accompanied by effective tactical decisions throughout the year are combining to create exceptional results and build momentum that we expect will continue to yield favorable returns to our shareholders.  Our strategy is to deliver market-leading loan and deposit products, treat people fairly, and build lasting customer relationships.  Tactically, we have held the line on cost of funds, grown loans and deposits, and meaningfully impacted our customers and communities through our service to food banks, the Ronald McDonald House Charities, various Veteran groups, and hospitals. The impact is dramatic.  Return metrics are up significantly year to date, with ROAA, and ROAE up 18%, and 15%, respectively.  Perhaps most dramatically, we impacted shareholder value by executing our share repurchase program, acquiring 467 thousand shares, with authorization remaining.  This contributed to earnings per share growth of 22% year to date.  A lesser company would be proud to have results like these for the entire year.  Staying true to strategic vision consistently yields dividends, literally.”

Details

As the year progresses we expect to continue to see meaningful net interest income upside for quarters to come.  The Bank’s loan and investment portfolios continue to reprice upward as lower yielding assets mature and are replaced with higher rate loan originations and bond purchases, driving steady improvement in overall asset yields.  We believe that this ongoing repricing reflects disciplined loan production aligned with current market conditions. Complementing this, the Bank maintains a strong liquidity position, providing flexibility to support future growth while navigating evolving funding dynamics.  Together, these factors position the Bank to sustain healthy net interest income growth in the coming quarters and deliver long-term value to shareholders.  Net interest income was $43.1 million for the third quarter 2025, an increase of $4.4 million, or 11.5%, compared to the third quarter of 2024, driven by loan growth at higher interest rates, and an increase in interest income on federal funds sold and other short-term investments.  The net interest margin for the third quarter 2025 was 2.79%, up 18 basis points from 2.61% in the third quarter of 2024.  The yield on interest earnings assets increased to 4.25% in the third quarter of 2025, up 14 basis points from 4.11% in the third quarter of 2024.  The cost of interest bearing liabilities decreased to 1.90% in the third quarter 2025, down from 1.94% in the third quarter 2024.

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Average loans were up $125.9 million, or 2.5%, in the third quarter 2025 over the same period in 2024.  Average residential loans and HECLs, our primary lending focus, were up $34.0 million, or 0.8%, and $59.9 million, or 15.7%, respectively, in the third quarter 2025 over the same period in 2024.  Average commercial loans also increased $34.6 million, or 12.4%, in the third quarter 2025 over the same period in 2024.  We believe that this upward trend reflects improving economic confidence among borrowers, strong credit quality, and the Bank’s focus on relationship lending. The sustained growth in the loan portfolio will likely enhance net interest income in the quarters ahead.  Average deposits were up $251.1 million, or 4.8%, for the third quarter 2025 over the same period in 2024, primarily as a result of an increase in time deposits, interest bearing checking accounts, and demand deposits. The Bank’s continued emphasis on relationship banking, combined with competitive product offerings and digital capabilities, has contributed to a stable deposit base that supports ongoing loan growth and expansion.

During the third quarter of 2025, the Bank has remained a prudent steward of capital, steadfastly committed to enhancing shareholder value through a disciplined strategic share repurchase program.  This reflects our confidence in the long-term strength of the franchise and our focus on capital optimization. For the three and nine months ended September 30, 2025, TrustCo purchased 298 thousand, or 1.6%, and 467 thousand, or 2.5%, respectively, of total shares outstanding of TrustCo common stock under the previously announced stock repurchase program.  As a result, we have 533 thousand, or 2.8%, of outstanding shares available for repurchase remaining in this program, which if completed will represent a repurchase of one million shares, or 5.3%, of total outstanding shares.  Our approach ensures every dollar of capital is working to generate solid returns, strengthen customer relationships, and enhance shareholder value.  As of September 30, 2025, our equity to asset ratio was 10.90%, compared to 10.95% as of September 30, 2024.  Book value per share as of September 30, 2025 was $37.30, up 6.0% compared to $35.19 as of a year earlier.

Asset quality remains strong and has been consistent over the past twelve months.  TrustCo recorded a provision for credit losses on loans of $250 thousand in the third quarter of 2025, compared to $500 thousand for the same period in 2024.  For the three months ended September 30, 2025 the provision for credit losses was the result of a provision for credit losses on loans of $450 thousand, and a benefit for credit losses on unfunded commitments of $200 thousand.  The ratio of allowance for credit losses on loans to total loans was 1.00% and 0.99% as of September 30, 2025 and 2024, respectively.  The allowance for credit losses on loans was $51.9 million as of September 30, 2025, compared to $50.0 million as of September 30, 2024.  Nonperforming loans (NPLs) were $18.5 million as of September 30, 2025, compared to $19.4 million as of September 30, 2024.  NPLs were 0.36% and 0.38% of total loans as of September 30, 2025 and 2024, respectively.  The coverage ratio, or allowance for credit losses on loans to NPLs, was 280.8% as of September 30, 2025, compared to 256.9% as of September 30, 2024.  Nonperforming assets (NPAs) were $19.7 million as of September 30, 2025, compared to $21.9 million as of September 30, 2024.

A conference call to discuss third quarter 2025 results will be held at 9:00 a.m. Eastern Time on October 22, 2025.  Those wishing to participate in the call may dial toll-free for the United States at 1-833-470-1428, and for Canada at 1-833-950-0062, Access code 142665.  A replay of the call will be available for thirty days by dialing toll-free for the United States at 1-866-813-9403, Access code 156241.  The call will also be audio webcast at https://events.q4inc.com/attendee/516669384, and will be available for one year.

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About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.3 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 136 offices in New York, New Jersey, Vermont, Massachusetts, and Florida as of September 30, 2025.

In addition, the Bank’s Wealth Management Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

Forward-Looking Statements

All statements in this news release and the related earnings call that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future development, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our future performance, including our expectations regarding net interest income for future quarters; the impact of our loan portfolio’s growth, as well as the continued repricing of our loan and investment portfolios, on net interest income; and the anticipated effects of our capital management strategy, including our stock repurchase program.  Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in such statements.  TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  future changes in interest rates; external economic factors, such as changes in monetary policy, ongoing inflationary pressures and continued elevated prices; exposure to credit risk in our lending activities; the risk of weakness in residential real estate markets; our increasing commercial loan portfolio; the sufficiency of our allowance for credit losses on loans to cover actual loan losses; our ability to meet the cash flow requirements of our depositors or borrowers or meet our operating cash needs to fund corporate expansion and other activities; claims and litigation pertaining to fiduciary responsibility and lender liability; the enforcement of federal cannabis laws and regulations and its impact on our ability to provide services in the cannabis industry; our dependency upon the services of the management team; our disclosure controls and procedures’ ability to prevent or detect errors or acts of fraud; the adequacy of our business continuity and disaster recovery plans; the effectiveness of our risk management framework; the impact of any expansion by us into new lines of business or new products and services; an increase in the prevalence of fraud and other financial crimes; the impact of severe weather events and climate change on us and the communities we serve, including societal responses to climate change; environmental, social and governance risks, as well as diversity, equity, and inclusion-related risks, and their impact on our reputation and relationships; the chance of a prolonged economic downturn, especially one affecting our geographic market area; instability in global economic conditions and geopolitical matters, as well as volatility in financial markets; the soundness of other financial institutions; U.S. government shutdowns, credit rating downgrades, or failure to increase the debt ceiling; fluctuations in the trust wealth management fees we receive as a result of investment performance; the impact of regulatory capital rules on our growth; changes in laws and regulations, including changes in cybersecurity or privacy regulations; restrictions on data collection and use; our compliance with the USA PATRIOT Act, Bank Secrecy Act, and other laws and regulations that could result in material fines or sanctions; changes in tax laws; limitations on our ability to pay dividends; TrustCo Realty Corp.’s ability to qualify as a real estate investment trust; changes in accounting standards; competition within our market areas; consumers and businesses’ use of non-banks to complete financial transactions; our reliance on third-party service providers; the impact of data breaches and cyber-attacks; the development and use of artificial intelligence; the impact of a failure in or breach of our operational or security systems or infrastructure, or those of third parties; the impact of an unauthorized disclosure of sensitive or confidential client or customer information; the impact of interruptions in the effective operation of our computer systems; the impact of anti-takeover provisions in our organizational documents; the impact of the manner in which we allocate capital; and other risks and uncertainties set forth in our public filings made with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 to be filed with the SEC. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	9/30/2025		6/30/2025		9/30/2024
Summary of operations
Net interest income	$43,119		$41,746		$38,671
Provision for credit losses	250		650		500
Net gains on equity securities	-		-		23
Noninterest income, excluding net gains on equity securities	4,689		4,852		4,908
Noninterest expense	26,242		26,223		26,200
Net income	16,258		15,039		12,875

Per share
Net income per share:
- Basic	$0.87		$0.79		$0.68
- Diluted	0.86		0.79		0.68
Cash dividends	0.38		0.36		0.36
Book value at period end	37.30		36.75		35.19
Market price at period end	36.30		33.42		33.07

At period end
Full time equivalent employees	738		733		735
Full service banking offices	136		136		138

Performance ratios
Return on average assets	1.02%		0.96%		0.84%
Return on average equity	9.29		8.73		7.74
Efficiency ratio (GAAP)	54.89		56.27		60.09
Adjusted Efficiency ratio (1)	54.87		55.15		59.65
Net interest spread	2.35		2.28		2.17
Net interest margin	2.79		2.71		2.61
Dividend payout ratio	43.68		45.27		53.16

Capital ratios at period end
Consolidated equity to assets	10.90%		10.91%		10.95%
Consolidated tangible equity to tangible assets (1)	10.89%		10.91%		10.94%

Asset quality analysis at period end
Nonperforming loans to total loans	0.36%		0.35%		0.38%
Nonperforming assets to total assets	0.31		0.30		0.36
Allowance for credit losses on loans to total loans	1.00		0.99		0.99
Coverage ratio (2)	2.8	x	2.9	x	2.6	x

(1)	Non-GAAP Financial Measure, see Non-GAAP Financial Measures Reconciliation.
(2)	Calculated as allowance for credit losses on loans divided by total nonperforming loans.

Page | 5

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	09/30/25	09/30/24
Summary of operations
Net interest income	$125,238	$113,037
Provision for credit losses	1,200	1,600
Net gains on equity securities	-	1,383
Noninterest income, excluding net gains on equity securities	14,515	14,042
Noninterest expense	78,794	77,562
Net income	45,572	37,552

Per share
Net income per share:
- Basic	$2.41	$1.97
- Diluted	2.41	1.97
Cash dividends	1.10	1.08
Book value at period end	37.30	35.19
Market price at period end	36.30	33.07

Performance ratios
Return on average assets	0.97%	0.82%
Return on average equity	8.84	7.68
Efficiency ratio (GAAP)	56.38	60.80
Adjusted Efficiency ratio (1)	55.98	60.80
Net interest spread	2.28	2.08
Net interest margin	2.71	2.52
Dividend payout ratio	45.55	54.70

(1)	Non-GAAP Financial Measure, see Non-GAAP Financial Measures Reconciliation.

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Interest and dividend income:
Interest and fees on loans	$55,953	$54,557	$53,450	$53,024	$52,112
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	599	614	596	680	718
State and political subdivisions	1	-	-	-	-
Mortgage-backed securities and collateralized mortgage obligations - residential	1,583	1,613	1,483	1,418	1,397
Corporate bonds	265	210	260	358	361
Small Business Administration - guaranteed participation securities	72	75	81	84	90
Other securities	7	8	7	6	2
Total interest and dividends on securities available for sale	2,527	2,520	2,427	2,546	2,568

Interest on held to maturity securities:
obligations - residential	52	54	57	59	62
Total interest on held to maturity securities	52	54	57	59	62

Federal Home Loan Bank stock	125	129	151	152	153

Interest on federal funds sold and other short-term investments	7,376	7,212	6,732	6,128	6,174
Total interest income	66,033	64,472	62,817	61,909	61,069

Interest expense:
Interest on deposits:
Interest-bearing checking	483	536	558	397	311
Savings	741	733	734	719	770
Money market deposit accounts	2,065	2,086	1,989	2,024	2,154
Time deposits	19,427	19,195	18,983	19,680	18,969
Interest on short-term borrowings	198	176	180	187	194
Total interest expense	22,914	22,726	22,444	23,007	22,398

Net interest income	43,119	41,746	40,373	38,902	38,671

Less: Provision for credit losses	250	650	300	400	500
Net interest income after provision for credit losses	42,869	41,096	40,073	38,502	38,171

Noninterest income:
Trustco Financial Services income	1,967	1,818	2,120	1,778	2,044
Fees for services to customers	2,429	2,266	2,645	2,226	2,482
Net gains on equity securities	-	-	-	-	23
Other	293	768	209	405	382
Total noninterest income	4,689	4,852	4,974	4,409	4,931

Noninterest expenses:
Salaries and employee benefits	12,727	11,876	11,894	12,068	12,134
Net occupancy expense	4,470	4,518	4,554	4,563	4,271
Equipment expense	1,938	1,918	1,944	2,404	1,757
Professional services	1,571	1,886	1,726	1,782	1,863
Outsourced services	2,492	2,460	2,700	3,051	2,551
Advertising expense	290	304	361	590	339
FDIC and other insurance	1,052	1,136	1,188	1,113	1,112
Other real estate expense, net	8	522	28	476	204
Other	1,694	1,603	1,934	2,118	1,969
Total noninterest expenses	26,242	26,223	26,329	28,165	26,200

Income before taxes	21,316	19,725	18,718	14,746	16,902
Income taxes	5,058	4,686	4,443	3,465	4,027

Net income	$16,258	$15,039	$14,275	$11,281	$12,875

Net income per common share:
- Basic	$0.87	$0.79	$0.75	$0.59	$0.68

- Diluted	0.86	0.79	0.75	0.59	0.68

Average basic shares (in thousands)	18,755	18,965	19,020	19,015	19,010
Average diluted shares (in thousands)	18,805	18,994	19,044	19,045	19,036

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CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	09/30/25	09/30/24
Interest and dividend income:
Interest and fees on loans	$163,960	152,576
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	1,809	2,533
State and political subdivisions	1	1
Mortgage-backed securities and collateralized mortgage obligations - residential	4,679	4,342
Corporate bonds	735	1,199
Small Business Administration - guaranteed participation securities	228	284
Other securities	22	7
Total interest and dividends on securities available for sale	7,474	8,366

Interest on held to maturity securities:
Mortgage-backed securities-residential	163	195
Total interest on held to maturity securities	163	195

Federal Home Loan Bank stock	405	452

Interest on federal funds sold and other short-term investments	21,320	19,818
Total interest income	193,322	181,407

Interest expense:
Interest on deposits:
Interest-bearing checking	1,577	839
Savings	2,208	2,157
Money market deposit accounts	6,140	6,724
Time deposits	57,605	58,046
Interest on short-term borrowings	554	604
Total interest expense	68,084	68,370

Net interest income	125,238	113,037

Less: Provision for credit losses	1,200	1,600
Net interest income after provision for credit losses	124,038	111,437

Noninterest income:
Trustco Financial Services income	5,905	5,469
Fees for services to customers	7,340	7,626
Net gains on equity securities	-	1,383
Other	1,270	947
Total noninterest income	14,515	15,425

Noninterest expenses:
Salaries and employee benefits	36,497	36,081
Net occupancy expense	13,542	13,257
Equipment expense	5,800	5,485
Professional services	5,183	4,893
Outsourced services	7,652	7,807
Advertising expense	955	1,213
FDIC and other insurance	3,376	3,003
Other real estate expense, net	558	294
Other	5,231	5,529
Total noninterest expenses	78,794	77,562

Income before taxes	59,759	49,300
Income taxes	14,187	11,748

Net income	$45,572	37,552

Net income per common share:
- Basic	$2.41	1.97

- Diluted	2.41	1.97

Average basic shares (in thousands)	18,912	19,019
Average diluted shares (in thousands)	18,947	19,034

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	9/30/2025	6/30/2025	3/31/2005	12/31/2024	9/30/2024
ASSETS:

Cash and due from banks	$42,026	$45,218	$48,782	$47,364	$49,659
Federal funds sold and other short term investments	653,530	668,373	707,355	594,448	473,306
Total cash and cash equivalents	695,556	713,591	756,137	641,812	522,965

Securities available for sale:
U. S. government sponsored enterprises	51,557	71,241	65,942	85,617	90,588
States and political subdivisions	18	18	18	18	26
Mortgage-backed securities and collateralized mortgage obligations - residential	215,466	221,721	219,333	213,128	222,841
Small Business Administration - guaranteed participation securities	12,330	12,945	13,683	14,141	15,171
Corporate bonds	39,800	29,943	24,779	44,581	54,327
Other securities	701	698	698	700	701
Total securities available for sale	319,872	336,566	324,453	358,185	383,654

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	4,593	4,836	5,090	5,365	5,636
Total held to maturity securities	4,593	4,836	5,090	5,365	5,636

Federal Reserve Bank and Federal Home Loan Bank stock	6,601	6,601	6,507	6,507	6,507

Loans:
Commercial	311,491	314,273	302,753	286,857	280,261
Residential mortgage loans	4,420,813	4,394,317	4,380,561	4,388,302	4,382,674
Home equity line of credit	447,235	435,433	419,806	409,261	393,418
Installment loans	12,231	12,678	13,017	13,638	14,503
Loans, net of deferred net costs	5,191,770	5,156,701	5,116,137	5,098,058	5,070,856

Less: Allowance for credit losses on loans	51,891	51,265	50,606	50,248	49,950
Net loans	5,139,879	5,105,436	5,065,531	5,047,810	5,020,906

Bank premises and equipment, net	39,718	38,129	37,178	33,782	33,324
Operating lease right-of-use assets	35,291	36,322	34,968	36,627	37,958
Other assets	107,514	106,894	108,681	108,656	98,730

Total assets	$6,349,024	$6,348,375	$6,338,545	$6,238,744	$6,109,680

LIABILITIES:
Deposits:
Demand	$795,508	$784,351	$793,306	$762,101	$753,878
Interest-bearing checking	1,025,582	1,045,043	1,067,948	1,027,540	988,527
Savings accounts	1,063,763	1,082,489	1,094,968	1,086,534	1,092,038
Money market deposit accounts	455,488	467,087	478,872	465,049	477,113
Time deposits	2,140,932	2,111,344	2,061,576	2,049,759	1,952,635
Total deposits	5,481,273	5,490,314	5,496,670	5,390,983	5,264,191

Short-term borrowings	97,749	82,370	82,275	84,781	91,450
Operating lease liabilities	38,180	39,350	38,324	40,159	41,469
Accrued expenses and other liabilities	39,809	43,536	33,468	46,478	43,549

Total liabilities	5,657,011	5,655,570	5,650,737	5,562,401	5,440,659

SHAREHOLDERS' EQUITY:
Capital stock	20,103	20,097	20,097	20,097	20,058
Surplus	259,980	259,490	259,182	258,874	257,644
Undivided profits	471,314	462,158	453,931	446,503	442,079
Accumulated other comprehensive income (loss), net of tax	2,955	1,663	(132)	(3,861)	(6,600)
Treasury stock at cost	(62,339)	(50,603)	(45,270)	(45,270)	(44,160)

Total shareholders' equity	692,013	692,805	687,808	676,343	669,021

Total liabilities and shareholders' equity	$6,349,024	$6,348,375	$6,338,545	$6,238,744	$6,109,680

Outstanding shares (in thousands)	18,554	18,851	19,020	19,020	19,010

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

	9/30/2025	6/30/2025	3/31/2025	12/31/2024		9/30/2024
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$292	$684	$688	$343		$466
Real estate mortgage - 1 to 4 family	14,568	14,048	14,795	14,671		15,320
Installment	30	34	139	108		163
Total nonperforming loans	14,890	14,766	15,622	15,122		15,949
Other real estate owned	1,234	1,136	2,107	2,175		2,503
Total nonperforming assets	$16,124	$15,902	$17,729	$17,297		$18,452

Florida
Loans in nonaccrual status:
Commercial	$-	$-	$-	$-		$314
Real estate mortgage - 1 to 4 family	3,574	3,132	3,135	3,656		3,176
Installment	13	12	3	22		5
Total nonperforming loans	3,587	3,144	3,138	3,678		3,495
Other real estate owned	-	-	-	-		-
Total nonperforming assets	$3,587	$3,144	$3,138	$3,678		$3,495

Total
Loans in nonaccrual status:
Commercial	$292	$684	$688	$343		$780
Real estate mortgage - 1 to 4 family	18,142	17,180	17,930	18,327		18,496
Installment	43	46	142	130		168
Total nonperforming loans	18,477	17,910	18,760	18,800		19,444
Other real estate owned	1,234	1,136	2,107	2,175		2,503
Total nonperforming assets	$19,711	$19,046	$20,867	$20,975		$21,947

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$-	$-	$(3)	$62		$65
Real estate mortgage - 1 to 4 family	(194)	(121)	41	(316)		104
Installment	(2)	18	4	41		11
Total net chargeoffs (recoveries)	$(196)	$(103)	$42	$(213)		$180

Florida
Commercial	$-	$-	$(315)	$314		$-
Real estate mortgage - 1 to 4 family	-	-	-	-		-
Installment	20	94	15	1		42
Total net (recoveries) chargeoffs	$20	$94	$(300)	$315		$42

Total
Commercial	$-	$-	$(318)	$376		$65
Real estate mortgage - 1 to 4 family	(194)	(121)	41	(316)		104
Installment	18	112	19	42		53
Total net (recoveries) chargeoffs	$(176)	$(9)	$(258)	$102		$222

Asset Quality Ratios

Total nonperforming loans (1)	$18,477	$17,910	$18,760	$18,800		$19,444
Total nonperforming assets (1)	19,711	19,046	20,867	20,975		21,947
Total net (recoveries) chargeoffs (2)	(176)	(9)	(258)	102		222

Allowance for credit losses on loans (1)	51,891	51,265	50,606	50,248		49,950

Nonperforming loans to total loans	0.36%	0.35%	0.37%	0.37%		0.38%
Nonperforming assets to total assets	0.31%	0.30%	0.33%	0.34%		0.36%
Allowance for credit losses on loans to total loans	1.00%	0.99%	0.99%	0.99%		0.99%
Coverage ratio (1)	280.8%	286.2%	269.8%	267.3%		256.9%
Annualized net (recoveries) chargeoffs to average loans (2)	-0.01%	0.00%	-0.02%	0.01%		0.02%
Allowance for credit losses on loans to annualized net chargeoffs (2)	N/A	N/A	N/A	123.2	x	56.3	x

*	Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the three-month period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)	Three months ended			Three months ended
	September 30, 2025			September 30, 2024
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$69,294	$599	3.46%	$95,073	$718	3.02%
Mortgage backed securities and collateralized mortgage obligations - residential	237,092	1,583	2.65	241,792	1,397	2.29
State and political subdivisions	18	1	6.77	26	0	6.75
Corporate bonds	26,512	265	4.00	55,041	361	2.63
Small Business Administration - guaranteed participation securities	13,385	72	2.15	16,663	90	2.15
Other	700	7	4.00	701	2	1.14

Total securities available for sale	347,001	2,527	2.91	409,296	2,568	2.51

Federal funds sold and other short-term Investments	662,737	7,376	4.42	465,922	6,174	5.27

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	4,709	52	4.40	5,779	62	4.29

Total held to maturity securities	4,709	52	4.40	5,779	62	4.29

Federal Home Loan Bank stock	6,601	125	7.57	6,507	153	9.41

Commercial loans	313,800	4,426	5.64	279,199	3,807	5.45
Residential mortgage loans	4,409,645	44,089	4.00	4,375,641	41,811	3.82
Home equity lines of credit	440,288	7,215	6.50	380,422	6,245	6.53
Installment loans	11,842	223	7.48	14,443	249	6.87

Loans, net of unearned income	5,175,575	55,953	4.32	5,049,705	52,112	4.12

Total interest earning assets	6,196,623	$66,033	4.25	5,937,209	$61,069	4.11

Allowance for credit losses on loans	(51,706)			(49,973)
Cash & non-interest earning assets	208,701			187,166

Total assets	$6,353,618			$6,074,402

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,035,366	$483	0.18%	$1,000,333	$311	0.12%
Money market accounts	464,334	2,065	1.76	499,408	2,154	1.72
Savings	1,077,441	741	0.27	1,122,673	770	0.27
Time deposits	2,125,920	19,427	3.63	1,880,021	18,969	4.01

Total interest bearing deposits	4,703,061	22,716	1.92	4,502,435	22,204	1.96
Short-term borrowings	87,348	198	0.90	87,677	194	0.88

Total interest bearing liabilities	4,790,409	$22,914	1.90	4,590,112	$22,398	1.94

Demand deposits	792,621			742,164
Other liabilities	76,502			80,502
Shareholders' equity	694,086			661,624

Total liabilities and shareholders' equity	$6,353,618			$6,074,402

Net interest income		$43,119			$38,671

Net interest spread			2.35%			2.17%

Net interest margin (net interest income to total interest earning assets)			2.79%			2.61%

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands)
(Unaudited)	Nine Months Ended			Nine Months Ended
	September 30, 2025			September 30, 2024
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$72,461	1,809	3.33%	$111,570	2,533	3.03%
Mortgage backed securities and collateralized mortgage obligations - residential	240,401	4,679	2.59	250,343	4,342	2.31
State and political subdivisions	18	1	6.77	26	1	6.80
Corporate bonds	30,696	735	3.19	61,221	1,199	2.61
Small Business Administration - guaranteed participation securities	14,151	228	2.15	17,438	284	2.17
Mortgage backed securities and collateralized mortgage obligations - commercial	-			-
Other	698	22	4.20	697	7	1.34

Total securities available for sale	358,425	7,474	2.78	441,295	8,366	2.53

Federal funds sold and other short-term Investments	641,793	21,320	4.44	489,934	19,818	5.40

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	4,969	163	4.37	6,053	195	4.29

Total held to maturity securities	4,969	163	4.37	6,053	195	4.29

Federal Home Loan Bank stock	6,567	405	8.22	6,350	452	9.49

Commercial loans	306,091	12,851	5.60	278,981	11,232	5.37
Residential mortgage loans	4,394,245	129,940	3.94	4,364,821	123,046	3.76
Home equity lines of credit	427,830	20,480	6.40	365,932	17,522	6.40
Installment loans	12,440	689	7.40	15,319	776	6.76

Loans, net of unearned income	5,140,606	163,960	4.25	5,025,053	152,576	4.05

Total interest earning assets	6,152,360	193,322	4.19	5,968,685	181,407	4.05

Allowance for credit losses on loans	(50,991)			(49,419)
Cash & non-interest earning assets	204,651			187,963

Total assets	$6,306,020			$6,107,229

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,037,598	1,577	0.20%	$999,839	839	0.11%
Money market accounts	468,059	6,140	1.75	522,636	6,724	1.72
Savings	1,084,712	2,208	0.27	1,142,313	2,157	0.25
Time deposits	2,088,844	57,605	3.69	1,881,027	58,046	4.12

Total interest bearing deposits	4,679,213	67,530	1.93	4,545,815	67,766	1.99
Short-term borrowings	83,885	554	0.88	91,551	604	0.88

Total interest bearing liabilities	4,763,098	68,084	1.91	4,637,366	68,370	1.97

Demand deposits	777,573			734,604
Other liabilities	76,372			82,233
Shareholders' equity	688,977			653,026

Total liabilities and shareholders' equity	$6,306,020			$6,107,229

Net interest income		125,238			113,037

Net interest spread			2.28%			2.08%

Net interest margin (net interest income to total interest earning assets)			2.71%			2.52%

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Non-GAAP Financial Measures Reconciliation

Tangible book value per share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible book value by excluding the balance of intangible assets from total shareholders’ equity divided by shares outstanding. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity exclusive of changes in intangible assets.

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from total shareholders’ equity and total assets, respectively.  We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.  Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

Adjusted efficiency ratio is a non-GAAP measures of expense control relative to revenue from net interest income and non-interest fee income.  We calculate the efficiency ratio by dividing total non-interest expense by the sum of net interest income and total non-interest income.  We calculate the adjusted efficiency ratio by dividing total noninterest expenses as determined under GAAP, excluding other real estate expense, net, by net interest income and total noninterest income as determined under GAAP, excluding net gains on equity securities. We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.  Additionally, we believe this measure is important to investors looking for a measure of efficiency in our productivity measured by the amount of revenue generated for each dollar spent.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible book value to shares outstanding, tangible equity as a percentage of tangible assets, and efficiency ratio to the most directly comparable GAAP measures is set forth below.

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NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands)
(Unaudited)
	9/30/2025	6/30/2025	9/30/2024
Tangible Book Value Per Share

Equity (GAAP)	$692,013	$692,805	$669,021
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	$691,460	$692,252	$668,468

Shares outstanding	18,554	18,851	19,010
Tangible book value per share (Non-GAAP)	37.27	36.72	35.16
Book value per share	37.30	36.75	35.19

Tangible Equity to Tangible Assets
Total Assets (GAAP)	$6,349,024	$6,348,375	$6,109,680
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	$6,348,471	$6,347,822	$6,109,127

Consolidated Equity to Assets (GAAP)	10.90%	10.91%	10.95%
Consolidated Tangible Equity to Tangible Assets (Non-GAAP)	10.89%	10.91%	10.94%

		Three months ended			Nine Months Ended
Efficiency and Adjusted Efficiency Ratios		9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024

Net interest income (GAAP)	A	$43,119	$41,746	$38,671	$125,238	$113,037
Non-interest income (GAAP)	B	4,689	4,852	4,931	14,515	15,425
Less: Net gains on equity securities		-	-	23	-	1,383
Revenue used for efficiency ratio (Non-GAAP)	C	$47,808	$46,598	$43,579	$139,753	$127,079

Total noninterest expense (GAAP)	D	$26,242	$26,223	$26,200	$78,794	$77,562
Less: Other real estate expense, net	E	8	522	204	558	294
Expense used for efficiency ratio (Non-GAAP)	F	$26,234	$25,701	$25,996	$78,236	$77,268

Efficiency Ratio (GAAP)	D/(A+B)	54.89%	56.27%	60.09%	56.38%	60.38%
Adjusted Efficiency Ratio (Non-GAAP)	F/C	54.87%	55.15%	59.65%	55.98%	60.80%

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